EXHIBIT 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Nicholas S. Green, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Avid Bioservices, Inc. for the fiscal year ended April 30, 2022: (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Avid Bioservices, Inc.

Date: June 29, 2022	/s/ Nicholas S. Green
Nicholas S. Green President and Chief Executive Officer (Principal Executive Officer)

I, Daniel R. Hart, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Avid Bioservices, Inc. for the fiscal year ended April 30, 2022: (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Avid Bioservices, Inc.

Date: June 29, 2022	/s/ Daniel R. Hart
Daniel R. Hart Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Avid Bioservices, Inc. and will be retained by Avid Bioservices, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.